QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.19

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

        This Amendment No. 2 to Note Purchase Agreement (this "Amendment") is made as of October 10, 2007, by and among INCYTE CORPORATION, a Delaware corporation (the "Company"), PFIZER IRELAND PHARMACEUTICALS, an Irish unlimited liability company (formerly known as Pfizer Overseas Pharmaceuticals) ("PIP") and PFIZER INC., a Delaware corporation ("Pfizer Inc."). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note Purchase Agreement.

        WHEREAS, the Company and PIP are parties to that certain Note Purchase Agreement dated November 18, 2005, as amended by that certain Amendment No. 1, dated as of January 4, 2007 (as so amended, the "Note Purchase Agreement"), pursuant to which the Company agreed to issue and sell to PIP, and PIP agreed to purchase from the Company, convertible subordinated promissory notes of the Company, upon the terms and subject to the conditions set forth therein;

        WHEREAS, on February 3, 2006, the Company issued to PIP, and PIP purchased from the Company, the Initial Note, in the aggregate principal amount of Ten Million Dollars ($10,000,000);

        WHEREAS, on September 26, 2007, the Company exercised its option pursuant to the Note Purchase Agreement to issue and sell to PIP, and PIP is obligated to purchase from the Company, the Additional Note, in the aggregate principal amount of Ten Million Dollars ($10,000,000);

        WHEREAS, PIP is a wholly-owned subsidiary of Pfizer Inc., and PIP and Pfizer Inc. desire that PIP assign its rights and obligations under the Note Purchase Agreement, including the obligation to purchase the Additional Note, to Pfizer Inc.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants below, the parties hereby amend the Note Purchase Agreement as follows:

        1.    Assignment of Note Purchase Agreement.    PIP hereby assigns all of its rights and obligations under the Note Purchase Agreement to Pfizer Inc., and Pfizer Inc. hereby assumes the rights and the performance of all of the obligations of PIP under the Note Purchase Agreement, including, without limitation, the obligation to purchase the Additional Note.

        2.    Amendment of Representations and Warranties.    In connection with the assignment of rights and obligations of PIP under the Note Purchase Agreement to Pfizer Inc. set forth in paragraph 1 above (the "Assignment"), Section 4.1 of the Note Purchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "4.1    Organization.    The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as currently conducted."

        3.    Continuing Covenants of Pfizer Ireland Pharmaceuticals.    Notwithstanding the Assignment, each of the parties hereto agrees that the covenants and agreements of PIP set forth in Section 6 of the Note Purchase Agreement shall continue in full force and effect following such Assignment, and shall remain valid and enforceable obligations of PIP with respect to the Initial Note and, following the Assignment, shall be valid and enforceable obligations of Pfizer Inc. with respect to the Additional Note.

        4.    References to "Investor".    Notwithstanding the Assignment, each of the parties hereto agrees that all references to "Investor" in Sections 7.2(b), 7.3(b), 7.5(g), 7.5(h), 7.6, 7.8, 7.9, 7.10, 8.5, 8.8, 8.10 and 8.11 of the Note Purchase Agreement shall apply equally to PIP and Pfizer Inc., and the rights and obligations of PIP set forth therein shall continue in full force and effect following such Assignment; provided, however, that for the purposes of the clause "the amount of securities of the Investor included in the offering" in Section 7.3(b), the amount of securities of PIP and of Pfizer Inc. included in the offering shall be aggregated.

        5.    Amendment.    Except as specifically provided herein, all other terms of the Note Purchase Agreement remain in full force and effect.

        6.    Governing Law.    This Amendment shall be governed by and construed under the laws of the State of New York (irrespective of its choice of law principles).

        7.    Counterparts.    This Amendment may be signed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

        IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the date first written above.

INCYTE CORPORATION
By	/s/ PATRICIA A. SCHRECK
Name	Patricia A. Schreck
Title	General Counsel
PFIZER IRELAND PHARMACEUTICALS
By	/s/ PETER DUFFY
Name	Peter Duffy
Title	Member of Management Committee
PFIZER INC.
BY	/S/ DAVID REID
Name	David Reid
Title	Assistant Secretary

QuickLinks

  Exhibit 10.19
AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT